Exhibit 99.1

Virtu Financial Announces Additional $74 Million Repayment and Commences Marketing of Repricing Transaction

NEW YORK, NY,  September 7, 2018 — Virtu Financial, Inc. (NASDAQ: VIRT) (the “Company”), a leading technology-enabled market maker and liquidity provider to the global financial markets, today announced further actions to reduce debt and modify its capital structure.

Virtu has commenced marketing for a repricing transaction of its 1st Lien Senior Secured Term Loan Facility (the “TL”).  In conjunction with the repricing transaction, Virtu has provided notice to its lenders that it will prepay an additional $74 million in principal of the TL.

The payment will bring Virtu’s total TL prepayments subsequent to its acquisition of KCG Holdings, Inc. on July 20, 2017 to $750 million and reduce the outstanding balance of the TL to $400 million from its original amount of $1,150 million.  Virtu’s existing TL is priced at L+325.

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 19,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com